Exhibit 21
                         THERMO BIOANALYSIS CORPORATION

                         Subsidiaries of the Registrant



      As of February 23, 2000, Thermo BioAnalysis Corporation owned the following companies:

                              NAME                                STATE OR JURISDICTION     PERCENT OF
                                                                     OF INCORPORATION        OWNERSHIP
---------------------------------------------------------------------------------------------------------

BioStar, Inc.                                                            Delaware               100
Data Medical Associates, Inc.                                             Texas                 100
  DMA Latinoamericana S.A. de C.V.*                                       Mexico                50
Labsystems (SEA) Pte. Ltd.                                              Singapore               100
Fastighets AB Skrubba                                                     Sweden                100
Dynex Technologies spol. s.r.o.                                       Czech Republic            100
DYNEX Technologies (Asia) Inc.                                           Delaware               100
DYNEX Technologies Inc.                                                  Virginia               100
  DYNEX Technologies GmbH                                                Germany                100
Hybaid Limited                                                           England                100
  Hybaid BV                                                            Netherlands              100
Thermo Labsystems B.V.                                                 Netherlands              100
Labsystems Inc.                                                          Delaware               100
Thermo BioAnalysis Japan K.K.                                             Japan                 100
Labsystems OY                                                            Finland                100
  Biosystems OY                                                          Finland                100
      Konelab OY                                                         Finland                100
         AO Analytical Systems                                            Russia                100
         Konelab S.A.                                                     France                100
         Konelab GmbH                                                    Germany                100
  Labsystems (Hong Kong) Limited                                        Hong Kong               99
  Labsystems BTD                                                          China                 67
  Labsystems LHD                                                          China                 90
  Labsystems Lenpipette                                                   Russia                95
  Labsystems Pakistan (Private) Ltd.                                     Pakistan              33.50
Labsystems Sweden AB                                                      Sweden                100
Labsystems (UK) Limited                                                  England                100
Life Sciences International SNC                                           France                100
  Shandon France SA                                                       France                100
Shandon Scientific Limited                                               England                100
  Anglia Scientific Instruments Limited                                  England                100
  Shandon Southern Instruments Limited                                   England                100
  Life Sciences International (Benelux) B.V.                           Netherlands              100
Shandon Inc.                                                           Pennsylvania             100
  E-C Apparatus Corporation                                              Florida                100
  Whale Scientific Corporation                                           Colorado               100
  ALKO Diagnostic Corporation                                         Massachusetts             100
TBA Nucleonics Holding Corporation                                       Delaware               100
TBA Securities Corporation                                            Massachusetts             100
Shandon GmbH                                                             Germany                100




                              NAME                                 STATE OR JURISDICTION      PERCENT OF
                                                                      OF INCORPORATION        OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Thermo BioAnalysis GmbH                                                   Germany                100
  Hybaid GmbH                                                             Germany                100
      Angewandte Gentechnologie Systems GmbH                              Germany                100
      Interactiva Biotechnologie GmbH                                     Germany                100
  Labsystems GmbH                                                         Germany                100
  Thermo LabSystems Vertriebs GmbH                                        Germany                100
Thermo BioAnalysis (Guernsey) Ltd.                                    Channel Islands            100
Thermo BioAnalysis Holdings, Limited                                      England                100
  Thermo Fast U.K. Limited                                                England                100
  Dynex Technologies Limited                                              England                100
  Thermo BioAnalysis Limited                                              England                100
  Thermo LabSystems Limited                                               England                100
Thermo BioAnalysis S.A.                                                    France                100
  Thermo LabSystems S.A.R.L.                                               France                100
  Labsystems S.A.R.L.                                                      France                100
Thermo LabSystems (Australia) Pty Limited                                Australia               100
Thermo LabSystems Inc.                                                 Massachusetts             100
BioAnalysis Labsystems, S.A.                                               Spain                 100
Trace Scientific Limited                                                 Australia               100
  Trace BioSciences Pty. Ltd.                                            Australia               100
  Trace BioSciences NZ Limited                                          New Zealand              99
  Trace America, Inc.                                                     Florida                100
  Herbos Dijaganosticka                                                   Croatia                50
  Shanghai Long March Chiron Trace Medical Science Co. Ltd.*               China                 22

* Joint Venture/Partnership
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